                                                                    EXHIBIT 99.2

                                                           FOR IMMEDIATE RELEASE

             SL INDUSTRIES, INC. ANNOUNCES FILING OF A REGISTRATION
                     STATEMENT RELATING TO A RIGHTS OFFERING

            MT. LAUREL, N.J., October 15, 2002 - - SL INDUSTRIES, INC. (NYSE and
PHLX:SL)  announced  today  that it  filed a  registration  statement  with  the
Securities  and  Exchange   Commission  on  October  11,  2002  relating  to  an
anticipated  distribution to its shareholders of subscription rights to purchase additional  shares of common stock of SL Industries.  Upon the  effectiveness of the registration  statement,  the Company will distribute to its shareholders of record as of the record date, which has not yet been determined,  a fixed amount of  non-transferable  rights to subscribe for shares of its common stock.  It is anticipated that each right will entitle the holder to purchase one share of the
Company's common stock at a subscription  price to be determined.  The number of rights to be issued with respect to each outstanding share on the record date is also to be determined.  Steel Partners II, L.P., an entity  controlled by Warren
Lichtenstein, SL Industries' Chairman and Chief Executive Officer, has agreed to purchase  any shares of common stock of the Company  available  under the rights offering that are not purchased by the Company's  shareholders,  subject to a $5 million limit.

            SL  Industries  anticipates  that the  rights  offering  will  begin promptly  following the  effectiveness of the registration  statement filed with the  Securities  and  Exchange  Commission,  and will  continue  for thirty days thereafter.  The  proceeds  of the  rights  offering  will be used to repay a $5 million  subordinated  loan  from  Steel  Partners  to  the  Company,  which  is anticipated  to be made in  connection  with the  refinancing  of the  Company's existing  credit  facility.  The  subordinated  loan was needed to refinance the
Company's  credit  facility on or prior to October  31,  2002 to avoid  paying a
$780,000 fee. Any additional proceeds will be used for working capital purposes.

            Neither SL Industries,  its board of directors, nor any committee of the board of  directors  is making  any  recommendation  to  shareholders  as to whether to exercise their subscription rights. Further information regarding the rights offering including pricing, record date, and process will be communicated over the next several weeks.

            When available,  a written  prospectus may be obtained by contacting
SL Industries,  Inc., 520 Fellowship Road,  Suite A-114,  Mt. Laurel,  NJ 08054,
Attention: Investor Relations.

                                     (more)

            A registration statement relating to these securities has been filed with the  Securities and Exchange  Commission but has not yet become  effective.
These  securities  may not be sold and offers may not be  accepted  prior to the time the registration statement becomes effective. The rights offering will only be made by means of a prospectus.  This press  release  shall not  constitute an offer to sell or the solicitation of an offer to buy these securities, and there shall  not be any sale of these  securities  in any state in which  such  offer, solicitation,  or sale would be unlawful prior to registration or  qualification under the securities laws of any such state.

ABOUT SL INDUSTRIES

            SL Industries, Inc. designs, manufactures and markets Power and Data
Quality  (PDQ)  equipment  and  systems  for  industrial,   medical,  aerospace,
telecommunications and consumer applications.

FORWARD-LOOKING STATEMENTS

            This press  release  contains  statements  that are  forward-looking statements within the meaning of the Private Securities Litigation Reform Act of
1995.  These  statements  are  based  on  current  expectations,  estimates  and projections about the Company's  business based, in part, on assumptions made by management.  These  statements  are not  guarantees  of future  performance  and involve  risks,  uncertainties  and  assumptions  that are difficult to predict.
Therefore,  actual  outcomes  and  results  may differ  materially  from what is expressed  or  forecasted  in such  forward-looking  statements  due to numerous factors, including those described above and the following: the effectiveness of the cost reduction initiatives undertaken by the Company,  changes in demand for the  Company's  products,  product  mix,  the  timing  of  customer  orders  and deliveries,  the impact of  competitive  products  and pricing,  constraints  on supplies of critical  components,  excess or  shortage of  production  capacity, difficulties  encountered in the  integration  of acquired  businesses and other risks  discussed  from time to time in the  Company's  Securities  and  Exchange
Commission filings and reports.  In addition,  such statements could be affected by general industry and market conditions and growth rates, and general domestic and international  economic conditions.  Such  forward-looking  statements speak only as of the date on which they are made,  and the Company does not  undertake any  obligation  to update any  forward-looking  statement to reflect  events or circumstances after the date of this release.

Contact:

            SL Industries, Inc.
            David R. Nuzzo, 856/222-5515